UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2024 (October 25, 2024)

Karbon-X Corp.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-56002	82-2882342
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 5 Street SW, Suite 910, Calgary, AB, Canada	T2P 3S2
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (778) 256-5730

910 7th Ave SW Calgary, AB, Canada T2P 3N8

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective October 25, 2024 entered into an Advertising & Promotional Agreement with the Oilers Entertainment Group Canada Corp. (“OEG”) pursuant to which, among other advertising promotional features, the Karbon-X logo will be featured on the Oilers away jerseys for each road game through the 2026-27 season. The agreement also grants Karbon-X (i) a non-exclusive right to incorporate the logos of the Oilers in the Oilers home territory, (ii) arena digital signage for each Oilers home game, each Oil Kings home game and each event on the video walls that are part of the arena; (iii) an in-ice fixed sign displaying the Karbon-X logo, (iv) exposure on the two LED rings on the scoreboard, (v) virtual dasherboard advertising exposure both for home and away games; (vi) twenty ten second drop ins scheduled during the Oilers regionally televised regular season hockey games; (vii) slot virtual signage visible to television audiences for three minutes during game time; (viii) Oiler’s E blasts in an e-newsletter communication promoting Oilers related consumer offers; (ix) digital social media support; (x) use of a suite for an oilers home game; and (xi) participation in the Oilers 50/50 raffle as a sponsor. The foregoing is qualified in its entirety by the precise terms of the Agreement, attached hereto as an Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

Exhibits

The following Exhibits are included herein:

Exhibit No.	Description
10.1	Advertising & Promotional Agreement by and between Oilers Entertainment Group Canada Corp and Karbon-X Project, Inc. dated as of October 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

2

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Karbon-X Corp. (Registrant)

Dated: October 29, 2024	By:	/s/ Chad Clovis
Chief Executive Officer

3